Exhibit 99.1

La Rosa Holdings Announces Voluntary Executive Salary Reductions by 60%

Celebration, FL – February 23, 2026 – La Rosa Holdings Corp. (NASDAQ: LRHC) (“La Rosa” or the “Company”), a real estate and PropTech enterprise, today announced that its Chief Executive Officer and Chief Operating Officer have voluntarily requested a 60% reduction in their base salaries, effective March 15, 2026.

The decision comes as part of a broader initiative to review and strengthen the Company’s corporate structure and focus resources on areas that contribute directly to profitability. La Rosa is evaluating operations across the organization, reducing overhead, restructuring or exiting underperforming subsidiaries, and reallocating capital toward higher-impact initiatives intended to support long-term earnings.

Joe La Rosa, CEO of La Rosa, commented, “We are building a leaner, stronger organization designed to generate sustainable profitability — not just revenue. To demonstrate our conviction in La Rosa’s future and alignment with shareholders, I have initiated the reduction of my own salary, and our Chief Operating Officer has done the same. We are making this decision because we believe in what we are building, and because leadership should share directly in both the risks and the rewards. In our view, our results should be measured by the value we deliver to shareholders rather than guaranteed executive pay. We believe this approach reinforces accountability and aligns leadership with long-term performance.”

The foregoing descriptions of changes to the respective officers’ terms of employment are summaries only and do not purport to be complete. For further information, please refer to the Company’s Current Report on Form 8-K, which will be available on the Securities and Exchange Commission’s website at www.sec.gov.

About La Rosa Holdings Corp.

La Rosa Holdings Corp. (Nasdaq: LRHC) intends to transform the real estate industry by providing agents with flexible compensation options, including a revenue-sharing model or a fee-based structure with 100% commission. Powered by its proprietary technology platform, La Rosa aims to equip agents and franchisees with the tools they need to deliver exceptional service.

The Company offers both residential and commercial real estate brokerage services, as well as technology-driven products and support for its agents and franchise partners. Its business model includes internal services for agents and external offerings for the public, spanning real estate brokerage, franchising, education and coaching, and property management.

La Rosa operates 24 corporate-owned brokerage offices across Florida, California, Texas, Georgia, and Puerto Rico. La Rosa also started its expansion into Europe, beginning with Spain. Additionally, the Company has five franchised offices and branches and three affiliated brokerage locations in the U.S. and Puerto Rico. The Company also operates a full-service escrow settlement and title company in Florida.

For more information, please visit: https://www.larosaholdings.com.

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Forward-Looking Statements

This press release contains forward-looking statements regarding the Company’s current expectations that are subject to various risks and uncertainties. Such statements include statements regarding the Company’s ability to grow its business and other statements that are not historical facts, including statements which may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words.  These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including without limitation, the Company’s ability to achieve profitable operations, customer acceptance of new services, the demand for the Company’s services and the Company’s customers’ economic condition, the impact of competitive services and pricing, general economic conditions, the successful integration of the Company’s past and future acquired brokerages, the effect of the recent National Association of Realtors’ landmark settlement on our business operations, and other risk factors detailed in the Company’s filings with the United States Securities and Exchange Commission (the “SEC”). You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and other reports and documents that we file from time to time with the SEC. Forward-looking statements contained in this press release are made only as of the date of this press release, and La Rosa does not undertake any responsibility to update any forward-looking statements in this release, except as may be required by applicable law. References and links to websites have been provided as a convenience, and the information contained on such websites has not been incorporated by reference into this press release.

For more information, contact: info@larosaholdings.com

Investor Relations Contact:

Crescendo Communications, LLC

David Waldman/Natalya Rudman

Tel: (212) 671-1020

Email: LRHC@crescendo-ir.com